Exhibit 99.1

Anworth Reports Second Quarter Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--August 2, 2019--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company” or “Anworth”) today reported its financial results for the second quarter ended June 30, 2019.

Earnings

The following table summarizes the Company’s core earnings, GAAP net loss to common stockholders, and comprehensive loss for the three months ended June 30, 2019:

	Three Months Ended
	June 30, 2019
	(unaudited)
		Per
		Weighted
	Earnings	Share
	(in thousands)
Core earnings	$9,918	$0.10
GAAP net loss to common stockholders	$(49,997)	$(0.51)
Comprehensive loss	$(8,740)	$(0.09)

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net loss to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive loss is shown on our consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive loss consists of the net loss to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At June 30, 2019 and March 31, 2019, the composition of our portfolio at fair value was as follows:

	June 30, 2019		March 31, 2019
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(in thousands)
	(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$1,161,124	22.9%	$1,424,495	24.2%
Fixed-rate Agency MBS	1,785,197	35.3	2,320,596	39.3
TBA Agency MBS	746,955	14.8	721,391	12.0
Total Agency MBS	$3,693,276	73.0%	$4,466,482	75.5%
Non-Agency MBS	718,109	14.2	768,597	13.0
Residential mortgage loans(1)	514,749	10.1	535,077	9.1
Residential mortgage loans held-for-securitization	121,715	2.4	129,583	2.2
Residential real estate	13,658	0.3	13,752	0.2
Total Portfolio	$5,061,507	100.0%	$5,913,491	100.0%
Total Assets(2)	$5,227,638		$6,063,120
____________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to us.
(2)	Includes TBA Agency MBS.

Agency MBS

At June 30, 2019, the allocation of our agency mortgage-backed securities (“Agency MBS”) was approximately 31% adjustable-rate and hybrid adjustable-rate Agency MBS, 49% fixed-rate Agency MBS, and 20% fixed-rate TBA Agency MBS. At March 31, 2019, the allocation of our Agency MBS was approximately 32% adjustable-rate and hybrid adjustable-rate Agency MBS, 52% fixed-rate Agency MBS, and 16% fixed-rate TBA Agency MBS, both periods of which are detailed below:

	June 30,	March 31,
	2019	2019
	(dollar amounts in thousands)
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$3,693,276	$4,466,482
Adjustable-rate Agency MBS coupon reset (less than 1 year)	18%	20%
Hybrid adjustable-rate Agency MBS coupon reset (1-3 years)	3	3
Hybrid adjustable-rate Agency MBS coupon reset (3-5 years)	7	6
Hybrid adjustable-rate Agency MBS coupon reset (greater than 5 years)	3	3
Total adjustable-rate Agency MBS	31%	32%
15-year fixed-rate Agency MBS	2	8
15-year fixed-rate TBA Agency MBS	1	—
20-year fixed-rate Agency MBS	6	8
30-year fixed-rate Agency MBS	41	36
30-year fixed-rate TBA Agency MBS	19	16
Total MBS	100%	100%

At June 30, 2019 and March 31, 2019, the summary statistics of our Agency MBS portfolio were as follows:

	June 30,		March 31,
	2019		2019
	(unaudited)
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	4.20%		4.34%
Hybrid adjustable-rate Agency MBS	2.53		2.52
15-year fixed-rate Agency MBS	3.50		3.13
15-year fixed-rate TBA Agency MBS	3.50		—
20-year fixed-rate Agency MBS	3.56		3.70
30-year fixed-rate Agency MBS	4.02		4.05
30-year fixed-rate TBA Agency MBS	3.64		4.32
Total Agency MBS:	3.71%		3.84%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.38%		102.67%
Hybrid adjustable-rate Agency MBS	102.40		102.53
15-year fixed-rate Agency MBS	101.88		102.06
15-year fixed-rate TBA Agency MBS	103.06		—
20-year fixed-rate Agency MBS	104.21		104.02
30-year fixed-rate Agency MBS	102.64		102.73
30-year fixed-rate TBA Agency MBS	102.29		103.06
Total Agency MBS:	102.57%		102.79%
Average asset yield (weighted average coupon divided by average amortized cost)	3.62%		3.74%
Unamortized premium	$74.6	million	$99.7	million
Unamortized premium as a percentage of par value	2.57%		2.79%
Premium amortization expense on Agency MBS for the respective quarter	$7.5	million	$5.9	million

At June 30, 2019 and March 31, 2019, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	June 30,		March 31,
	2019		2019
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	18%		13%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	24%		19%
Weighted average term to next interest rate reset on Agency MBS	26	months	24	months

Non-Agency MBS

The following tables summarize our Non-Agency MBS at June 30, 2019 and March 31, 2019:

	June 30, 2019
				Weighted Average
	Fair	Amortized	Current	Amortized
Portfolio Type	Value	Cost	Principal	Cost	Coupon	Yield
		(in thousands)
	(unaudited)
Legacy Non-Agency MBS (pre-2008)	$538,028	$518,519	$698,138	74.27%	5.59%	5.45%
Non-performing	41,967	41,771	41,960	99.55	5.37	5.81
Credit Risk Transfer	138,114	130,520	141,839	92.02	4.29	5.78
Total Non-Agency MBS	$718,109	$690,810	$881,937	78.40%	5.37%	5.53%

	March 31, 2019
				Weighted Average
	Fair	Amortized	Current	Amortized
Portfolio Type	Value	Cost	Principal	Cost	Coupon	Yield
		(in thousands)
	(unaudited)
Legacy Non-Agency MBS (pre-2008)	$551,428	$537,652	$719,254	74.75%	5.59%	5.56%
Non-performing	82,884	83,007	83,260	99.70	5.19	5.49
Credit Risk Transfer	134,285	130,210	141,839	91.80	4.30	5.81
Total Non-Agency MBS	$768,597	$750,869	$944,353	79.51%	5.35%	5.60%

Residential Mortgage Loans Held-for-Investment

The following table summarizes our residential mortgage loans held-for-investment at June 30, 2019 and March 31, 2019:

	June 30,	March 31,
	2019	2019
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-investment	$514,749	$535,077
Asset-backed securities issued by securitization trusts	505,385	525,712
Retained interest in loans held in securitization trusts	$9,364	$9,365

Residential Mortgage Loans Held-for-Securitization

The following table summarizes our residential mortgage loans held-for-securitization at June 30, 2019 and March 31, 2019:

	June 30,	March 31,
	2019	2019
	(in thousands)
	(unaudited)
Residential mortgage loans held-for-securitization	$121,715	$129,583
Amount outstanding on warehouse line of credit	$92,511	$15,442
Payable for purchased loans	$16,098	$112,316

Residential Properties Portfolio

At June 30, 2019 and March 31, 2019, Anworth Properties Inc. owned 86 and 86 single-family residential rental properties, respectively, located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $13.7 million and $13.8 million, respectively.

MBS Portfolio Financing

	June 30, 2019
	Agency		Non-Agency		Total
	MBS		MBS		MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$2,645,000		$510,843		$3,155,843
Average interest rate	2.61%		3.50%		2.76%
Average maturity	27	days	18	days	26	days
Average interest rate after adjusting for interest rate swaps					2.38%
Average maturity after adjusting for interest rate swaps					1,198	days

	March 31, 2019
	Agency		Non-Agency		Total
	MBS		MBS		MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,215,000		$545,634		$3,760,634
Average interest rate	2.68%		3.60%		2.81%
Average maturity	33	days	18	days	31	days
Average interest rate after adjusting for interest rate swaps					2.32%
Average maturity after adjusting for interest rate swaps					1,222	days

Portfolio Leverage

At June 30, 2019, our leverage multiple was 5.39x. The leverage multiple is calculated by dividing our repurchase agreements and credit line outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The effective leverage, which includes the effect of TBA dollar roll financing, was 6.63x at June 30, 2019. At March 31, 2019, our leverage multiple was 6.05x and the effective leverage was 7.18x.

Interest Rate Swaps

At June 30, 2019 and March 31, 2019, our interest rate swap agreements (“Swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms:

	June 30, 2019
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
	(unaudited)
Less than 12 months	$766,000	1.62%	4	0.3
1 year to 2 years	450,000	1.67	16	1.3
2 years to 3 years	275,000	1.85	27	2.2
3 years to 4 years	170,000	1.83	39	3.3
4 years to 5 years	330,000	2.38	53	4.4
5 years to 7 years	400,000	2.47	72	6.0
7 years to 10 years	565,000	2.84	101	8.4
	$2,956,000	2.09%	43	3.6

	March 31, 2019
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years
	(in thousands)
	(unaudited)
Less than 12 months	$650,000	1.61%	6	0.5
1 year to 2 years	666,000	1.76	18	1.5
2 years to 3 years	300,000	1.87	30	2.5
3 years to 4 years	270,000	2.09	44	3.7
4 years to 5 years	355,000	2.39	57	4.7
5 years to 7 years	525,000	2.48	75	6.3
7 years to 10 years	590,000	2.82	104	8.7
	$3,356,000	2.13%	47	3.9

Effective Net Interest Rate Spread

	June 30,	March 31,
	2019	2019
	(unaudited)
Average asset yield, including TBA dollar roll income	3.66%	3.66%
Effective cost of funds	2.70	2.52
Effective net interest rate spread	0.96%	1.14%

Certain components of our effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Dividend

On June 13, 2019, we declared a quarterly common stock dividend of $0.11 per share for the second quarter ended June 30, 2019. Based upon the closing price of $3.79 on June 28, 2019, the annualized dividend yield on our common stock at June 30, 2019 was 11.6%.

Book Value per Common Share

At June 30, 2019, our book value was $4.53 per share of common stock, which was a decrease of $0.23 from $4.76 in the prior quarter.

The $0.11 quarterly dividend, less the $0.23 decrease in book value per common share from the prior quarter, resulted in a negative return on book value per common share of (2.5)% for the three months ended June 30, 2019. The return on book value per common share for the six months ended June 30, 2019 was 1.2%.

Subsequent Events

On July 1, 2019, the conversion rate of our Series B Preferred Stock increased from 5.3539 to 5.4397 shares of our common stock based upon the common stock dividend of $0.11 per share that was declared on June 13, 2019.

Conference Call

The Company will host a conference call on Monday, August 5, 2019 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss our second quarter 2019 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on August 5, 2019. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10133736. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan (our “DRP Plan”), or receiving a copy of the DRP Plan’s prospectus, may do so by contacting our Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about our Plan, interested investors may also visit our Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative, and other services relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations, and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts)

	June 30,	December 31,
	2019	2018
		(audited)
ASSETS
Agency MBS at fair value (including $2,809,288 and $3,433,252 pledged to counterparties at June 30, 2019 and December 31, 2018, respectively)	$2,946,321	$3,548,719
Non-Agency MBS at fair value (including $643,686 and $726,428 pledged to counterparties at June 30, 2019 and December 31, 2018, respectively)	718,109	795,203
Residential mortgage loans held-for-securitization	121,715	11,660
Residential mortgage loans held-for-investment through consolidated securitization trusts(1)	514,749	549,016
Residential real estate	13,658	13,782
Cash and cash equivalents	17,028	3,165
Reverse repurchase agreements	—	20,000
Restricted cash	122,403	30,296
Interest and dividends receivable	17,330	16,872
Derivative instruments at fair value	5,003	46,207
Right to use asset-operating lease	1,525	1,794
Prepaid expenses and other assets	2,842	2,986
Total Assets	$4,480,683	$5,039,700
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$21,246	$24,828
Repurchase agreements	3,155,843	3,811,627
Warehouse line of credit	92,511	—
Asset-backed securities issued by securitization trusts(1)	505,385	539,651
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	68,695	15,901
Derivative counterparty margin	604	—
Dividends payable on preferred stock	2,297	2,297
Dividends payable on common stock	10,855	12,803
Payable for purchased loans	16,098	11,660
Accrued expenses and other liabilities	3,177	654
Long-term lease obligation	1,525	1,794
Total Liabilities	$3,915,616	$4,458,595
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively)	$19,455	$19,455
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively)	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $50,257, respectively); 2,010 and 2,010 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively)	48,626	48,944
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,683 and 98,483 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively)	987	985
Additional paid-in capital	982,770	981,964
Accumulated other comprehensive (loss) income consisting of unrealized gains and losses	48,614	(30,792)
Accumulated deficit	(581,922)	(485,988)
Total Stockholders' Equity	$545,612	$561,650
Total Liabilities and Stockholders' Equity	$4,480,683	$5,039,700
____________________
(1)

The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At June 30, 2019 and December 31, 2018, total assets of the consolidated VIEs were $516 million and $551 million (including accrued interest receivable of $1.7 million and $1.8 million), respectively (which is recorded above in the line item “Interest receivable”), and total liabilities were $507 million and $541 million (including accrued interest payable of $1.7 million and $1.7 million), respectively (which is recorded above in the line item “Accrued interest payable”).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(unaudited)
Interest and other income:
Interest-Agency MBS	$24,137	$24,814	$49,848	$48,871
Interest-Non-Agency MBS	9,659	9,902	20,125	19,910
Interest-residential securitized mortgage loans	5,259	5,955	10,627	12,194
Interest-residential mortgage loans held-for-securitization	1,036	—	1,122	—
Other interest income	20	44	39	72
	40,111	40,715	81,761	81,047
Interest expense:
Interest expense on repurchase agreements	25,979	22,028	53,116	41,122
Interest expense on asset-backed securities	5,091	5,797	10,291	11,867
Interest expense on warehouse line of credit	1,057	—	1,290	—
Interest expense on junior subordinated notes	542	504	1,088	951
	32,669	28,329	65,785	53,940
Net interest income	7,442	12,386	15,976	27,107
Operating expenses:
Management fee to related party	(1,713)	(1,666)	(3,438)	(3,403)
Rental properties depreciation and expenses	(367)	(405)	(723)	(792)
General and administrative expenses	(1,033)	(1,324)	(2,001)	(2,434)
Total operating expenses	(3,113)	(3,395)	(6,162)	(6,629)
Other income (loss):
Income-rental properties	453	445	890	897
Realized net gain (loss) on sales of available-for-sale MBS	444	—	(5,703)	(11,987)
Realized gain (loss) on sales of Agency MBS held as trading investments	234	—	(7,128)	(7,327)
Impairment charge on Non-Agency MBS	(606)	(1,757)	(606)	(1,757)
Unrealized gain (loss) on Agency MBS held as trading investments	989	(2,677)	15,895	(11,567)
(Loss) gain on derivatives, net	(53,543)	9,930	(80,832)	23,342
Recovery on Non-Agency MBS	—	1	—	1
Total other income (loss)	(52,029)	5,942	(77,484)	(8,398)
Net (loss) income	$(47,700)	$14,933	$(67,670)	$12,080
Dividends on preferred stock	(2,297)	(2,297)	(4,595)	(4,595)
Net (loss) income to common stockholders	$(49,997)	$12,636	$(72,265)	$7,485
Basic (loss) income per common share	$(0.51)	$0.13	$(0.73)	$0.08
Diluted (loss) income per common share	$(0.51)	$0.13	$(0.73)	$0.08
Basic weighted average number of shares outstanding	98,635	98,271	98,586	98,228
Diluted weighted average number of shares outstanding	98,635	102,205	98,586	102,132

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(unaudited)
Net (loss) income	$(47,700)	$14,933	$(67,670)	$12,080
Available-for-sale Agency MBS, fair value adjustment	28,822	(13,847)	53,953	(49,328)
Reclassification adjustment for loss on sales of Agency MBS included in net (loss) income	(444)	—	5,703	11,945
Available-for-sale Non-Agency MBS, fair value adjustment	9,571	(1,558)	17,758	(891)
Reclassification adjustment for (gain) loss on sales of Non-Agency MBS included in net (loss) income	—	—	(22)	42
Amortization of unrealized gains on interest rate swaps remaining in other comprehensive (loss) income	1,011	1,023	2,014	1,963
Reclassification adjustment for interest (income) on interest rate swaps included in net (loss) income	—	(18)	—	(212)
Other comprehensive income (loss)	38,960	(14,400)	79,406	(36,481)
Comprehensive (loss) income	$(8,740)	$533	$11,736	$(24,401)

Non-GAAP Financial Measures Related to Operating Results

In addition to our operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: core earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS, and effective total interest expense and effective cost of funds. The first table below reconciles our “Net loss to common stockholders” for the three months ended June 30, 2019 to core earnings for the same period. Core earnings represents “Net loss to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles our total interest and other income for the three months ended June 30, 2019 (which is the nearest comparable GAAP measure) to our total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of our average earning assets and also reconciles our total interest expense (which is the nearest comparable GAAP measure) to our effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of our average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that we use in our financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of our investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments, or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for depreciation expense on residential rental properties, as this is a non-cash item and is added back by other companies to derive funds from operations; and
  the presentation of these measures, when analyzed in conjunction with our GAAP operating results, allows investors to more effectively evaluate our performance to that of our peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for our operating results for the three months ended June 30, 2019. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	June 30, 2019
	Amount	Per Share
	(in thousands)
	(unaudited)
Net (loss) to common stockholders	$(49,997)	$(0.51)
Adjustments to derive core earnings:
(Gain) on sales of MBS	(678)	(0.01)
Impairment charge on Non-Agency MBS(1)	606	0.01
Unrealized (gain) on Agency MBS held as trading investments	(989)	(0.01)
Unrealized loss on interest rate swaps, net	57,709	0.59
(Gain) on derivatives-TBA Agency MBS, net	(4,166)	(0.04)
Net settlement on interest rate swaps after de-designation(2)	4,395	0.04
Dollar roll income on TBA Agency MBS(3)	1,311	0.01
Premium amortization on MBS	7,548	0.08
Paydown expense(4)	(5,940)	(0.06)
Depreciation expense on residential rental properties(5)	119	—
Core earnings	$9,918	$0.10
Basic weighted average number of shares outstanding	98,635
____________________
(1)

Impairment charge on Non-Agency MBS represents the amount applied against current GAAP earnings when future loss expectations exceed previously existing expectations. When future loss expectations become less than previously existing loss expectations, the difference would be amortized into earnings over the life of the security.

(2)

Net settlement on interest rate swaps after de-designation includes all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Unrealized loss on interest rate swaps, net.”

(3)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Loss on derivatives, net” that is included in our consolidated statements of operations.

(4)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(5)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	June 30, 2019
		Annualized
	Amount	Percentage
	(in thousands)
	(unaudited)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$40,111	3.37%
Income-rental properties	453	0.04
Dollar roll income on TBA Agency MBS(1)	1,311	0.11
Premium amortization on Agency MBS	7,548	0.64
Paydown expense on Agency MBS(2)	(5,940)	(0.50)
Total interest and other income and average asset yield, including TBA dollar roll income	$43,483	3.66%
Effective Cost of Funds:
Total interest expense	$32,669	3.12%
Net settlement on interest rate Swaps after de-designation(3)	(4,395)	(0.42)
Effective total interest expense and effective cost of funds	$28,274	2.70%
Effective net interest rate spread		0.96%
Average earning assets	$4,753,894
Average borrowings	$4,182,731
____________________
(1)

Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “(Loss) gain on derivatives, net” that is shown on our consolidated statements of operations.

(2)

Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.

(3)

Net settlement on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Unrealized loss on interest rate swaps, net.”

Contacts

Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, 2nd Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com